  Exhibit 10.1

STANDSTILL AND FORBEARANCE AGREEMENT

This Standstill and Forbearance Agreement (this “Agreement”) is made and entered into as of this 23rd day of June, 2020 by and among GT Biopharma, Inc., a Delaware corporation (the “Company”) and ___________ (the “Lender”).

RECITALS

(a) The Company and the Lender are parties to certain Securities Purchase Agreements as set forth on Schedule A (the “Purchase Agreements”), pursuant to which the Company issued to the Lender certain convertible debentures and/or convertible notes as set forth on Schedule A (each debenture and note is individually a “Note” and collectively the “Notes”). There is an aggregate principal balance of $______on the Notes as well as $______ in accrued and unpaid interest as of April 30, 2020 on the Notes (the aggregate principal amount together with the accrued and unpaid interest is referred to herein as the “Indebtedness”). [Two of the Notes, one issued on ______ and the other on ______, having an aggregate principal balance of $______ (exclusive of interest), are secured by a senior security interest held by Lender in certain shares of the Company as well as all assets of the Company (the “Security Interest”), as further described in Section 3(a) of this Agreement and pursuant to applicable pledge and security agreements as further described in Section 3(a) of this Agreement.]*

(b) The Company acknowledges that an Event of Default has occurred under each of the Notes (“Existing Defaults”) which entitles the Lender to payment of the Indebtedness as well as default amounts on the Notes in the aggregate amount of $______ as of April 30, 2020 (the “Default Amounts” and, together with the Indebtedness, the “Default Indebtedness”).  The Default Indebtedness is subject to change daily due to accrual of interest. As a result of the occurrence and continuation of the Existing Defaults, the Lender is entitled to, among other things, immediately enforce its rights and remedies against the Company including but not limited to immediate payment of the Default Indebtedness and enforcement of its Security Interest.

(c) The Company has requested that the Lender refrain and forbear from exercising certain rights and remedies with respect to the Notes and Default Indebtedness, and the Lender is willing to do so for a specified period of time on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreement contained therein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.     Definitions and Recitals. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreements. The above recitals shall be incorporated and construed as part of this Agreement. The “Effective Date” shall be the date, the Company has entered into Standstill and Forbearance Agreements (the “Other SFAs”) identical, except for the name of the lender and the securities owned by such lender, to this Agreement with the holders (the “Other Holders”) of securities issued by the Company convertible, exercisable, or exchangeable for shares of the Company’s common stock covering all securities convertible, exercisable, or exchangeable for shares of the Company’s common stock.

Section 2.     Ratification and Incorporation of Purchase Agreements, Outstanding Preferred Stock, Notes and Related Agreements. Except as expressly modified by this Agreement, (a) the Company hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Purchase Agreements, Outstanding Preferred Stock, Notes and related Transaction Documents, all of which documents are valid, binding and in full force and effect and (b) all of the terms and conditions set forth in the foregoing Transaction Documents are legal, valid and binding obligations and are incorporated herein by this reference as if set forth in full herein.

* if applicable

Section 3.     Acknowledgement of Indebtedness, Default Indebtedness, Conversion Indebtedness, Security Interest, and Existing Defaults.

(a) The Company acknowledges and agrees that: (i) the aggregate amount of the Indebtedness due under the Notes is not less than $______ as of April 30, 2020 (inclusive of accrued and unpaid interest through April 30, 2020), and the amount of Indebtedness shall increase daily due to accrual of interest and default interest; (ii) the aggregate amount of the Default Indebtedness due under the Notes is not less than $______ as of April 30, 2020 (inclusive of accrued and unpaid Default Amounts through April 30, 2020), and such Default Indebtedness shall increase daily due to accrual of interest and default interest; and (iii) the information reflected on Schedule A to this Agreement is true and accurate as of April 30, 2020 and the Company's books and records mirror such information. The Company represents and agrees that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the liability or amount of such foregoing Default Indebtedness. [The Company further acknowledges and agrees that the Default Indebtedness relative to the Note issued on August 2, 2018 is secured by a security interest in certain shares of the Company pursuant to a Pledge Agreement entered into on August 1, 2020 (the “Pledge Agreement”), and the Default Indebtedness relative to the Note issued on February 4, 2019, is secured by a senior security interest held by Lender on a pari passu basis with certain other lenders in all assets of the Company, pursuant to the Security Agreement entered into on or about February 4, 2019, and the entire Default Indebtedness may be converted into shares of common stock of the Company (“Common Stock”), at the conversion price of $0.20 per share, subject to full ratchet anti-dilution adjustment in the event that the Company issues common stock or securities convertible or exercisable into common stock at a price per share lower than the then conversion price of the Notes (so that the conversion price is automatically reduced to equal any such lower price). The Company acknowledges that the shares subject to the Pledge Agreement still need to be transferred to the Pledgees (as defined in the Pledge Agreement) and therefore agrees to take any and all actions that are required and requested by Lender to assist Lender and the Collateral Agent (as defined in the Pledge Agreement) to effectuate the completion of the transfer of all shares subject to the Pledge Agreement to the Pledgees.]*

(b) In addition to the amount set forth above, the Company is and shall be liable to the Lender for all interest accrued and accruing, fees, costs, liquidated damages, expenses, and costs of collection (including attorney’s fees and expenses and other amounts due under the Purchase Agreements and other Transaction Documents) heretofore or hereafter accrued or incurred in connection with the Default Indebtedness; and

(c) The Company hereby acknowledges and agrees that Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles the Lender to exercise its rights and remedies under the Transaction Documents, applicable law or otherwise. The Lender has not waived, presently does not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver. The Company hereby acknowledges and agrees that Lender has the right to declare the Default Indebtedness to be immediately due and payable under the terms of this Agreement; provided, however, that during the Standstill Period (as defined below), the Lender may only declare such Default Indebtedness due and payable in the event that (i) the Company breaches any of the provisions of this Agreement or makes any representations or statements, written or otherwise, to any party and through any method of communication, or takes any action that is inconsistent with Sections 2 and 3 of this Agreement. After the Standstill Period, the Lender may declare the Default Indebtedness due and payable at any time without restriction.

Section 4.     The Standstill. In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to Section 5 and provided that the Company does not take any action that is inconsistent with Sections 2 and 3 of this Agreement, the Lender agrees that, from the Effective Date of this Agreement until the earlier of (i) the date that the Company obtains and closes on the New Financing (as defined in Section 5 of this Agreement), and (ii) October 1, 2020 (such earlier date being the “Fixed Termination Date” and the period commencing on the Effective Date and ending on the Fixed Termination Date being the “Standstill Period”), the Lender will forbear from exercising its rights and remedies based on any Existing Default.

* if applicable

Section 5.     Termination of Standstill Obligations.

(a) The obligation of the Lender under Section 4 hereof shall terminate (the “Termination”) on the earliest of (i) the Fixed Termination Date, (ii) the date, if any, on which a petition for relief under the United States Bankruptcy Code or any similar state is filed by or against the Company or any of its subsidiaries, (iii) the date that the Company defaults under any of the terms and conditions of this Agreement, or (iv) the date this Agreement is otherwise terminated or expires.

(b) Upon Termination, the agreement of Lender to forbear shall automatically and without further notice or action terminate and be of no force and effect, it being understood and agreed that the effect of such Termination will be to permit the Lender to exercise such rights and remedies hereunder, under the Transaction Documents, or applicable law, immediately without any further notice, passage of time or forbearance of any kind.

(c) The Company agrees that all of the Default Indebtedness shall, if not sooner paid, be absolutely and unconditionally due and payable in full in cash or other immediately available funds by the Company and the Lender on the Termination.

(d) Both parties acknowledge that this Agreement shall not impact or restrict the Lender’s ability to convert the Indebtedness into shares of Common Stock.

Section 6.     Agreement to Convert Debt to Equity Upon Terms Acceptable to Lender; Resulting Adjustments. The Company plans to conduct a capital raise in the amount of $15,000,000 (the “New Financing”) prior to the Fixed Termination Date. The New Financing may consist of the sale of Common Stock, the sale of convertible debt, and/or the issuance of warrants. Pursuant to Lender’s participation rights set forth in the Purchase Agreements, the Company is required to provide detailed terms of the New Financing for Lender’s review. In the event that (i) the Company is successful in obtaining the New Financing on or prior to the Fixed Termination Date on terms acceptable to Lender, and (ii ) the Company has successfully listed its Common Stock for trading on the NASDAQ Stock Market on or prior to the final closing date of the New Financing (the “Closing Date”), the Lender agrees to convert on the Closing Date, the Default Indebtedness into shares of Common Stock (the “Closing Conversion Shares”) at a conversion price equal to the lesser of (i) the conversion price in effect for the Default Indebtedness on the Closing Date, or (ii) 75% of the lowest per share price at which Common Stock is or may be issued in connection with the New Financing, including any Common Stock that may be issuable upon conversion or exercise of securities issued in the New Financing (hereinafter the “Conversion Price of the Default Indebtedness”), provided that the issuance of the Closing Conversion Shares do not result in Lender’s beneficial ownership exceeding 9.9% of the Company’s Common Stock (the “Beneficial Ownership Limitation”). In addition, the exercise price of all warrants held by the Lender (the “Warrants”) shall be reduced to equal the Conversion Price of the Default Indebtedness and the number of shares of Common Stock underlying such Warrants shall be increased so that the total exercise price of all Warrants after the decrease in the exercise price equals the total exercise price of all Warrants prior to the decrease in the exercise price. Further, the expiration date of all Warrants shall be extended for three years following the Closing Date. The Company agrees to take any action necessary to honor and effectuate the foregoing. In addition, the Company shall ensure that it has authorized a sufficient number of shares of its duly filed Series J-1 preferred stock (the “Preferred Stock”) to issue to Lender in the event that the conversion of Default Indebtedness results in the Lender exceeding its Beneficial Ownership Limitation. In the event that any amount of Default Indebtedness remains after the Closing Conversion Shares are issued (the “Remaining Default Indebtedness”), in light of the fact that the number of Closing Conversion Shares are subject to the Beneficial Ownership limitation, the Company shall issue such number of shares of the Preferred Stock to Lender having an aggregate stated value equal to the amount of the Remaining Default Indebtedness. Following all conversions pursuant to this Agreement and the issuance of Preferred Stock to the Lender to cover any Remaining Default Indebtedness, each share of Preferred Stock in the hands of the Lender shall have a permanent Set Price as defined in the Certificate of Designation of Preferences, Rights and Limitations of Series J-1 Preferred Stock (the “Designation”), on file with the State of Delaware on the Effective Date, equal to the Conversion Price of the Default Indebtedness and without Section 6M of the Designation having any effect going forward. Prior to the issuance of Preferred Stock in connection with any conversions, the Company will amend the Designation to fit these protocols. All Common Stock underlying any and all securities held by Lender shall be registered in any registration that is required by the New Financing. The Company hereby affirms that the Company is in full compliance with the reporting requirements of the Securities Exchange Act of 1934 as amended, thereby allowing the Lender to sell Common Stock pursuant to the terms and conditions of Rule 144 promulgated under the Securities Act of 1933 as amended. The Company agrees to do whatever it can, including providing any required legal opinions at is sole cost, to ensure that the Company can issue shares of Common Stock free of any trading restrictions upon the conversion of any debt instrument held by Lender, the conversion of Preferred Stock or upon the exercise of Warrants. Notwithstanding anything to the contrary in this Agreement, the Lender shall have no obligations under this Agreement, including without limitation, to convert debt, until and unless the Common Stock of the Company is listed for trading on the NASDAQ Stock Market. Furthermore, in the event that the Company does not close the New Financing on or prior to the Fixed Termination Date or does not successfully list its Common Stock for trading on the NASDAQ, the Default Indebtedness shall remain payable and Lender’s rights under the Notes, Purchase Agreements and related Transaction Documents shall remain in full force and effect and Section 6M of the Designation shall be reinstated.

Section 7.     Other SFA and Other Holders. The Company may not terminate, waive compliance with, or modify any Other SFA or provide any consideration to do any of the same to any Other Holder without providing the same terms or same consideration to the Lender.

Section 8.     Representations and Warranties. In order to induce the Lender to enter into this Agreement and to forbear with respect to the Existing Defaults in the manner provided in this Agreement, the Company represents and warrants to the Lender as follows:

(a) Power and Authority. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) Authorization of this Agreement. The execution and delivery of this Agreement by the Company and the performance hereunder have been duly authorized by all necessary action, and this Agreement has been duly executed and delivered by the Company.

(c) Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d) No Violation or Conflict. The execution and delivery by the Company of this Agreement and the performance by the Company hereunder do not and will not (i) contravene, in any respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to the Company or its properties or other assets, or (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of the Company or any material agreement, indenture, lease or instrument binding upon the Company or its properties or other assets.

(e)    Equal Consideration. No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(f)    No Defaults. Other than the Existing Defaults, no Event of Default has occurred and is continuing as of the date hereof.

(g)   Other Agreements. Attached hereto are the full and complete executed copies of the Forbearance Agreements that the Company has entered into with other lenders which are the holders of all other convertible instruments and warrants outside of those held by Lender.

Section 9.     Public Disclosure. The Company shall, as soon as practical, taking into account legal requirements, file a Form 8-K with the Commission, reasonably acceptable to the Lender, disclosing the material terms of the transactions contemplated hereby. The Company shall consult with the Lender in issuing any other press releases with respect to the transactions contemplated hereby.

Section 10.   Effect on Transaction Documents. Except as specifically provided herein, all of the Transaction Documents remain in full force and effect in accordance with their respective terms. Nothing in this Agreement shall extend to or affect in any way any of the rights or obligations of the Company arising under the Transaction Documents.

Section 11.   Waiver of Jury Trial; Governing Law and Consent to Jurisdiction

(a) Jury Trial. The Company makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into this Agreement, is relying thereon. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER, OR EITHER OF THEM, ARE OR BECOME A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER, OR EITHER OF THEM, OR IN WHICH THE LENDER, OR EITHER OF THEM, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE COMPANY OR ANY SUCH PERSON, AND THE LENDER, OR EITHER OF THEM.

(b) Governing Law: Consent To Jurisdiction And Venue. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED WITHIN THE COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN COMPANY AND LENDER PERTAINING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. The prevailing party in any action arising out of this Agreement shall be entitled to recover attorneys’ fees and costs from the non-prevailing party.

Section 12.   Release and Waivers.

(a) Waiver of Claims by the Company. The Company hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender or any of the Lender’s respective officers, directors, employees, members, managers, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Indebtedness, Default Indebtedness or otherwise, and that if the Company now has, or ever did have, any such offsets, defenses, claims, or counterclaims against the Lender, or either of them, or any of the Lender’s respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Company hereby RELEASES the Lender and the Lender’s respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

(b) Release. In consideration of the agreements of the Lender contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company on behalf of itself and its successors, assigns, heirs, executor, administrator and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, successors and assigns, and its respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, members, managers, agents and other representatives (the Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Company, or any of its officers, directors, employees, successors, assigns, heirs, executor, administrator or other legal representatives, as the case may be, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with this Agreement, as amended and supplemented through the date hereof.

(c) The Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

(d) Covenant Not to Sue. The Company, on behalf of itself and its successors, shareholders, assigns, heirs, executor, administrator and other legal representatives, hereby jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Company. If the Company or any party on its behalf violates the foregoing covenant, the Company agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

Section 13.   Miscellaneous.

(a) This Agreement (i) contains the entire understanding of the parties with respect to the subject matter hereof, (ii) may not be amended except in writing signed by all of the parties hereto, (iii) shall inure to the benefit of the parties hereto and their respective successors and assigns, (iv) may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(b) Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement, and are not to be taken into consideration in interpreting this Agreement.

(c) The Company represents and warrants that it (a) has engaged counsel and understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with such attorneys and other persons as the Company may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

(d) In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by telefacsimile or by e-mail delivery also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

(e) Any statute of limitations applicable to any claims or causes of action of the Lender against the Company and its officers and directors which have not expired as of the date of this Agreement, the running of any time under any such statute of limitations is hereby tolled from the date hereof through the Termination Date.

IN WITNESS WHEREOF, the parties have executed this Standstill and Forbearance Agreement as of the date first above written.

GT BIOPHARMA, INC.

By:
Name:
Title:

Name of Lender:

By: ______________________________________________

Name:____________________________________________

Title:_____________________________________________

Schedule A

Schedule of Documents, Dates and Amounts of Indebtedness